EXHIBIT 4.5

         WARRANT AGREEMENT dated as of November 17, 1999 between eDiets.com Inc. (formerly Olas Inc.), a Delaware corporation (the "Company"), and Whale Securities Co., L.P. (hereinafter referred to as the "Placement Agent").

                               W I T N E S E T H:

         WHEREAS, the Company proposes to issue to the Placement Agent warrants (the "Warrants") to purchase up to 697,500 (as such number may be adjusted from time to time pursuant to Article 8 of this Agreement) shares (the "Shares") of the shares, par value $.001 per share (the "Common Shares"), of the Company; and

         WHEREAS, the Placement Agent has agreed, pursuant to the placement agent agreement (the "Placement Agent Agreement") dated November 17, 1999 between the Placement Agent and the Company, to act as the placement agent in connection with the Company's proposed private offering of up to 168 Units (the "Units"), each Unit consist of 25,000 Common Shares and warrants to purchase 12,500 Common Shares at an exercise price of $2.50 per Common Share, at an offering price of $50,000 per Unit, on a "best efforts - One Hundred (100) Unit Minimum/One Hundred Sixty Eight (168) Unit Maximum" basis (the "Private Placement"); and

         WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Placement Agent and/or to its designees, in consideration for, and as part of the Placement Agent's compensation in connection with, the Placement Agent acting as the placement agent pursuant to the Placement Agent Agreement;

         NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.        GRANT.

         The Placement Agent, and/or its designees are hereby granted the right to purchase, at any time from November 17, 1999 until 5:00 P.M., New York time, on November 17, 2004 (the "Warrant Exercise Term"), up to 697,500 fully-paid and nonassessable Shares (487,500 Shares for the first 100 Units sold; 140,000 Shares for the next 40 Units sold, or a pro rata amount thereof (i.e., 3,500 shares for each of the additional 60 units sold) ; and 70, 000 Shares for the next 28 Units sold, or a pro rata amount thereof (i.e., 2,500 Shares for each of the additional 28 Units sold)) at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $2.50 per Share.

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         2.       WARRANT CERTIFICATES.

         The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.       EXERCISE OF WARRANT.

                  3.1. CASH EXERCISE. The Warrants initially are exercisable at a price of $2.50 per Share, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in
Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices in Florida (currently located at 3467 Hillsboro Boulevard, Deerfield Beach, Florida 33442) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares) In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

                  3.2. CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) equal to (a) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (b) the number of Shares equal to the quotient obtained by dividing (x) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by
(y) the Market Price (as hereinafter defined) of a Common Share on the day preceding the Warrant Exchange and (ii) a Remainder Warrant Certificate, if applicable. "Market Price', at any date shall be deemed to be (i) the last reported sale price on the day prior to such date, or, (ii) in case no such reported sales takes place on such day, the average of the last reported sale prices

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for the last three (3) trading days, in either case as (a) officially reported by the principal securities exchange on which the Common Shares are listed or admitted to trading or as reported in the Nasdaq National Market System, or, (b) if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the closing sale price as furnished by W the National Association of Securities Dealers, Inc. through Nasdaq or (ii) a similar organization if Nasdaq is no longer reporting such information, or (c) if such information is no longer reported by Nasdaq or a similar organization, the fair market value of the Common Shares as determined in good faith by resolution of the independent directors of the Company based on the best information available to it for the day immediately preceding the Exchange Date and the day of Exchange Date, but in the case of any such determination made under this clause (c), in no event less than the greater of (x) per Common Share price of the last sale or issuance of Common Shares or Common Shares equivalents by the Company or (y) the last closing sale price as available under clauses (a) or (b) above prior to such date.

         4.       ISSUANCE OF CERTIFICATES.

         Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officeror President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the

Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

         5.       PRICE.

                  5.1. INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $2.50 per Share. The adjusted exercise price per Share shall be the price which shall result from time to time from any and all adjustments of the initial exercise price per Share in accordance with the provisions of Article 7 hereof.

                  5.2. EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         6.       REGISTRATION RIGHTS.

                  6.1. REGISTRATION UNDER THE SECURITIES ACT OF 1933. None of the Warrants or Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

                  6.2. REGISTRATION RIGHTS AGREEMENT. The holders of Shares will be entitled to the registration rights relating to such Shares as are set forth in the Registration Rights Agreement dated as of November 17, 1999, executed and delivered by the Company in their favor, a form of which is attached hereto as Exhibit B.

         7.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.

                  7.1. COMPUTATION OF ADJUSTED PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any Common Shares, including shares held in the Company's treasury and Common Shares issued upon the exercise of any options, rights or warrants to subscribe for Common Shares and Common Shares issued upon the direct or indirect conversion or exchange of securities for Common Shares, for a consideration per share less than either the Exercise Price in effect immediately prior to the issuance or sale of such shares or the Market Price per Common Share or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the total number of Common Shares outstanding immediately prior to such issuance or sale, multiplied by (b) the lower of (i) the Exercise Price in effect immediately prior to such issuance or sale or (ii) the Market Price per Common Share on the date immediately prior to the issuance or sale of such shares, plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (3) the total number of Common Shares outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding Common Shares, as provided by Section 7.3 hereof.

         For the purposes of any computation to be made in accordance with this
Section 7.1, the following provisions shall be applicable:

                  (i) case of the issuance or sale of Common Shares for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if Common Shares are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of Common Shares for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by resolution of the independent directors of the Company.

                  (iii) Common Shares issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (iv) The reclassification of securities of the Company other than Common Shares into securities including Common Shares shall be deemed to involve the issuance of such Common Shares for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such Common Shares shall be determined as provided in subsection (ii) of this Section 7.1.

                  (v) The number of common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  7.2. OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Except in the case of the Company issuing rights to subscribe for Common Shares distributed to all the stockholders of the Company and Holders of Warrants pursuant to Section 7.7 hereof, if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for Common Shares, or issue any securities convertible into or exchangeable for Common Shares, (i) for a consideration per share less than (a) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 7.1 hereof, provided that:

                 (a) The aggregate maximum number of Common shares, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of Common Shares deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                 (b) The aggregate maximum number of Common Shares issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Shares in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                 (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 7.2, or in the price per share at which the securities referred to in subsection (b)of this Section 7.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to share not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchange securities.

                  7.3. SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  7.4. ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the next highest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  7.5. RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding Common Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Common Shares underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Common Shares issuable upon exercise of the Holder's Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

                  7.6. DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Shares as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Shares entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each Common Share, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common

Share receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.6.

                  7.7. SUBSCRIPTION RIGHTS FOR COMMON SHARES OR OTHER SECURITIES. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the Common Shares or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options shall be entitled, in addition to the Common Shares or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole Common Shares then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 7.7), that the exercise of the Warrants is permissible immediately upon issuance).

         8.       EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

         Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         9.       ELIMINATION OF FRACTIONAL INTERESTS.

         The Company shall not be required to issue certificates representing fractions of Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

         10.      RESERVATION AND LISTING OF SECURITIES.

         The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. Commencing upon the initial listing of the Company's Common Shares on NASDAQ or a national securities exchange and for as long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Common Shares issuable upon the exercise of the Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the Common Shares are listed on a national securities exchange.

         11.      NOTICES TO WARRANT HOLDERS.

         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (d) reclassification or change of the outstanding Common Shares (other than a change in par value to no par value, or f rom no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid) , or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                  (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the stockholders of the Company;

         then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         12.      NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given and effective when delivered if by hand, by courier or mailed by registered or certified mail, postage paid, return receipt requested (regardless of whether or not delivery is refused) or when sent by confirmed facsimile transmission with a copy delivered by any of the other foregoing means):

         (a) If to a registered Holder of the Warrants, to the address (or facsimile number) of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 of this Agreement (or if by facsimile, to (954) 360-9095) or to such other address (or facsimile number) as the Company may designate by notice to the Holders.

         13.      SUPPLEMENTS AND AMENDMENTS.

         The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem not to adversely affect the interests of the Holders of Warrant Certificates.

         14.      SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         15.      TERMINATION.

         This Agreement shall terminate at the close of business on November 17, 2006. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Section 6 shall survive any termination pursuant to this
Section 15 until the close of business on November 17, 2009.

         16.      GOVERNING LAW.

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, except to the extent that the Delaware General Corporation Law mandatorily applies.

         17.      BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         18.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     EDIETS.COM, INC.

                                                     By:________________________
                                                     Name: David R. Humble
                                                     Title: Chairman and Chief
                                                            Executive Officer

                                                     WHALE SECURITIES CO., L.P.

                                                     By: Whale Securities Corp.,
                                                         General Partner

                                                     By:________________________
                                                     Name: William G. Walters
                                                     Title: Chairman

                                                                       EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) , OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, November 17, 2004

No. W-                                                          _____   Warrants

WARRANT CERTIFICATE

         This Warrant Certificate certifies that or registered assigns, is the registered holder of _______________ Warrants to purchase, at any time from , 1999, until 5:00 P.M. New York City time on , 2004 ("Expiration Date"), up to fully-paid and non-assessable shares ("Shares")of the common shares, par value per share (the "Common Shares"), of eDiets.com, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $2.50 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of November 17, 1999 between the Company and Whale Securities Co., L.P. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House Funds payable to the order of the Company, or any combination thereof.

         No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  November  , 1999                             EDIETS.COM, INC.

                                                     By:________________________
                                                     Name: David R. Humble
                                                     Title: Chairman and Chief
                                                            Executive Officer

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______________ Common Shares and herewith tenders in payment for such securities cash or a certified or official bank check payable in New York Clearing House Funds to the order of eDiets.com, Inc. in the amount of $___________ all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _______________________________ whose address is ____________________________________ and that such Certificate be delivered to
________________________________ whose address is _____________________________.

Dated:                                 Signature: ______________________________

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)

_______________________________________

_______________________________________
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________________________________ hereby sells, assigns and transfers unto

____________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                 Signature: ______________________________

                                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

_______________________________________

_______________________________________
(Insert Social Security or Other
Identifying Number of Assignee)